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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 13, 1997
                                                ------------------------------


                            COMMERCIAL CREDIT COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                 1-6594               52-0883351
    ---------------          ------------        -------------------
    (State or other          (Commission         (IRS Employer
    jurisdiction of          File Number)        Identification No.)
    incorporation)

              300 SAINT PAUL PLACE, BALTIMORE, MARYLAND      21202
--------------------------------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

                                 (410) 332-3000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


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                            COMMERCIAL CREDIT COMPANY
                           Current Report on Form 8-K

Item 5. OTHER EVENTS

RESULTS OF OPERATIONS

The net income of Commercial Credit Company ("the Company") for the three months and nine months ended September 30, 1997 was $81.5 million and $175.0 million, respectively, compared to $46.6 million and $149.3 million, respectively, in the corresponding 1996 periods. The Company's income before income taxes for the three months and nine months ended September 30, 1997 was $127.1 million and $269.6 million, respectively, compared to $70.8 million and $227.3 million, respectively, in the corresponding 1996 periods. The Company's revenues for the three months and nine months ended September 30, 1997 were $483.9 million and $1,256.2 million, respectively, compared to $357.5 million and $1,071.0 million, respectively, in the corresponding 1996 periods.

At September 30, 1997 the Company had total debt consisting of certificates of deposit of $127.0 million, short-term borrowings of $3,156.6 million and long-term debt of $6,300.0 million. In addition the Company's total stockholder's equity at September 30, 1997 was $1,841.9 million.


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                            COMMERCIAL CREDIT COMPANY
                             SELECTED FINANCIAL DATA
                            (In millions of dollars)



                            Three months ended         Nine months ended
BUSINESS SEGMENT DATA         September 30,              September 30,
                            ------------------        -------------------
                             1997       1996            1997       1996
                            -------   --------        --------   --------
REVENUES:
Consumer Finance             $447.3    $350.4         $1,202.5   $1,045.8
Corporate and Other            36.6       7.1             53.7       25.2
                             ------    ------         --------   --------
REVENUES                     $483.9    $357.5         $1,256.2   $1,071.0
                             ======    ======         ========   ========

NET INCOME:
Consumer Finance             $ 65.1    $ 53.8         $  165.9   $  169.8
Corporate and Other            16.4      (7.2)             9.1      (20.5)
                             ------    ------         --------   --------
NET INCOME                   $ 81.5    $ 46.6         $  175.0   $  149.3
                             ======    ======         ========   ========

Average yield                14.57%    15.17%           14.55%     15.33%
Average net interest margin   8.13%     8.59%            8.08%      8.72%
Charge-off rate               2.50%     2.91%            2.74%      2.90%

                                         As of September 30,
                                       -----------------------
                                         1997          1996
                                       ---------     ---------
Net receivables
 Real estate - secured loans           $ 4,911.6      $3,306.7
 Personal loans                          3,817.7       3,120.7
 Credit cards                            1,163.3         832.2
 Sales finance and other                   759.8         478.7
                                       ---------      --------

Consumer finance receivables,
 net of unearned finance charges        10,652.4       7,738.3
Accrued interest receivable                 74.0          46.6
Allowance for credit losses               (325.1)       (225.7)
                                       ---------      --------
Consumer finance receivables, net      $10,401.3      $7,559.2
                                       =========      ========



60+ days past due as % of
 receivables                               2.17%         2.31%
Reserves as % of net receivables           3.05%         2.92%


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            COMMERCIAL CREDIT COMPANY





Dated:  October 13, 1997                          By  /s/ William T. Bozarth
                                                     --------------------------
                                                          William T. Bozarth
                                                          Vice President


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